                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                                    of the
                        Securities Exchange Act of 1934

                       Date of Report (date of earliest
                        event reported): April 1, 1999

                          Bryn Mawr Bank Corporation
                          --------------------------
            (Exact Name of Registrant as specified in its charter)


         Pennsylvania                    0-15261                  23-2434506
-----------------------------          ------------          -------------------
(State or other jurisdiction          (Commission             (I.R.S. Employer
of incorporation)                      File Number)          Identification No.)


                   801 Lancaster Avenue, Bryn Mawr, PA 19010
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Registrant's telephone number, including area code:  610-525-2300
                                                     ------------


                                     None
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         (Former name or former address, if changed since last report)

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Item 5.  Other Matters
         -------------

     On April 1, 1999, the Registrant issued a press release announcing the successful completion of the acquisition of Joseph W. Roskos & Co.

     The foregoing is a summary of the press release which is attached as Exhibit A to this report and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to Exhibit A.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        BRYN MAWR BANK CORPORATION


                                        By: /s/ Robert L. Stevens
                                            ------------------------------------
                                            Robert L. Stevens
                                            Chairman and Chief Executive Officer

Date:  April 1, 1999
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FOR RELEASE:                                                         IMMEDIATELY


FOR MORE INFORMATION CONTACT:                        Robert L. Stevens, Chairman
                                                               (610) 526-2300 or
                                                       (610) 296-5539 (evening);
                                                       Joseph W. Rebl, Treasurer
                                      (610) 526-2466 or (610) 828-7798 (evening)


Bryn Mawr Bank Corporation Finalizes Acquisition of Accounting Firm

Bryn Mawr, Pa., April 1, 1999-Bryn Mawr Bank Corporation (NASDAQ:BMTC) announced today that it had successfully completed the acquisition of Joseph W. Roskos & Co., an organization that provides family business office services, including accounting, consulting, tax services, and fiduciary support for high-net-worth individuals and families. The firm, which can trace its roots back to the earliest part of the twentieth century, recently relocated its twenty-five person staff to offices in King of Prussia, Pa.

According to Corporate Chairman Robert L. Stevens, "The acquisition of the Roskos organization, combined with our already existing Family Office unit, establishes Bryn Mawr Bank Corporation as the premier provider of family business office services in our marketplace. I am delighted that Joseph W. Roskos & Co. is now officially part of Bryn Mawr Bank Corporation."


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